UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 28, 2002



                            CROWN ENERGY CORPORATION
                (Name of Registrant as specified in its Charter)


                           Commission File No. 0-19365


               Utah                                       87-0368981
   --------------------------------         -----------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


             215 South State, Suite 650, Salt Lake City, Utah 84111
            -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (801) 537-5610
                 -----------------------------------------------
                (Issuer's telephone number, including area code)


                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.  Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.  Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.  Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.  Not applicable.

ITEM 5. OTHER EVENTS

         As previously disclosed in the Annual Report on Form 10-K for the year ended December 31, 2001 for Crown Energy Corporation (the "Company"), in late July and August, 2001, the Company participated in a binding arbitration proceeding (the "Arbitration") in Salt Lake City, Utah against MCNIC, its related entities and certain of their officers. The Arbitration addressed all claims previously asserted between the parties either in the Third Judicial District Court of Salt Lake County in a proceeding entitled MCNIC Pipeline & Processing Company v. Crown Asphalt Distribution Civil No. 00904867 (the "State Action") and the proceeding filed in the United States District Court for the District of Utah Central Division entitled Crown Energy Corporation, et al. v. MCN Energy Group, Inc. et al., Civil No. 2CV-0583ST (the "Federal Action"). In summary, in the State Action, MCNIC alleged that funds previously advanced by it to Crown Distribution in an amount in excess of $14 million, plus interest, were immediately due and payable. MCNIC also sought the appointment of a receiver for Crown Distribution's assets and sought to foreclose on security interests in the assets of Crown Distribution.

         In contrast, the Company asserted that the funds previously advanced to Crown Distribution by MCNIC were part of a revolving credit facility which was not due and payable at that time and from which Crown Distribution should be able to make additional draws. Further, the Company sought recovery against MCNIC, its related entities and certain of its officers under other causes of action, including breach of fiduciary duties, economic duress, breach of implied covenants of good faith and fair dealing, breach of contracts and intentional interference with business relations.

         On October 31, 2001, the Arbitrator issued a damage award (the "Damage Award") in which he held that MCNIC's loans were due and payable with interest accruing on such loans from 8% to 18%, depending upon the particular loan involved. The decision also failed to find for the Company on its claims against MCNIC, its related entities and officers. The Damage Award was subsequently confirmed by the Third Judicial District Court of Salt Lake County, state of Utah on February 7, 2002. The amount of the Damage Award as of March 29, 2002, is $20,266,822.71, with interest accruing daily in the amount of $5,102.84.

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         In addition, the Arbitrator awarded $2,609,518.69 in fees and costs
(the "Fee Award") to MCNIC against the Company and its related entities on a joint and several basis. The Fee Award has yet to be confirmed by the appropriate Utah state court and proceedings regarding it have been stayed as further explained below.

         On March 8, 2002, the Company and MCNIC, its related entities and certain of its officers executed the Settlement Agreement. Pursuant to the Settlement Agreement, the Company transferred all of its interests in Crown Asphalt Ridge, L.L.C. ("Crown Ridge") and the leases relating to the Asphalt Ridge properties to MCNIC. In addition, the Company and its officers agreed not to compete with Crown Ridge in the Western United States and Western Canada in any way with regard to tar sands leasing, mining, extraction or processing for a period of three years. However, the Settlement Agreement provides that the Company may continue to conduct its present business of buying, storing, blending and selling asphalt.

         In exchange for the assignment of the Crown Ridge interest, the Company received (i) MCNIC's commitment to pay the MK Judgment and its indemnification of the Company from the MK Judgment, (ii) the assignment from Crown Ridge of a 1% non-cost bearing, overriding royalty interest in the sales proceeds received by Crown Ridge or its successors and assigns from any products produced on the assigned leases of "Tract A" at Asphalt Ridge and a 3% non-cost bearing, overriding royalty interest in proceeds received by Crown Ridge or its successors and assigns from any other lands which are currently leased by Crown Ridge or the Company, and (iii) the mutual release between the parties of any known or unknown claims between them relating to Crown Ridge, including the obligation of the Company to pay the CAC Loan.

         Pursuant to the Settlement Agreement, the Company also acquired an option (the "Option") to purchase all of MCNIC's rights, title and interests in, or relating to, Crown Distribution (including its right to receive the Damage Award and the Fee Award) for an amount equal to $5,500,000 (the "Purchase Price"). The Settlement Agreement provides that the Purchase Price shall be paid through the payment of $200,000 at execution with the balance due upon the closing of the Option (if such closing occurs on or before April 30, 2002). After April 30, 2002, the Company shall have the right to extend the Option until September 30, 2002, by making an additional $100,000 payment for each 30 days by which the Option is extended. If the Company closes under the Option, then all payments made to MCNIC shall be credited against the Purchase Price. If, however, the Company does not exercise the Option, the initial $200,000 payment shall be credited against the Company's ultimate liability under the Fee Award.

         Promptly following the execution of the Settlement Agreement, the Company and MCNIC stayed all pending litigation relating to the Arbitration or any enforcement of its conclusion issued as a result of it. The Settlement Agreement provides that if the Company does not exercise the Option, MCNIC may execute on the Damage Award and that the parties may either move to confirm or appeal, as the case may be, the Fee Award.

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         Management of the Company believes that under the severe legal and financial constraints facing the Company as a result of the Arbitration's outcome, the negotiation and execution of the Settlement Agreement were in the best interests of the Company and its shareholders. Management of the Company is presently taking actions intended to permit it to exercise the Option but cannot assure that it will be successful in obtaining the requisite financing on terms which are acceptable to the Company. Further, the Company cannot describe what form future financing might take.

         The Company does not believe that the Settlement Agreement included a disposition of assets since the Crown Ridge interest had been previously impaired on the Company's financial statements.

         Also as disclosed in the Company's most recent Report on Form 10-K, under the terms of a Stock Purchase Agreement dated September 25, 1997, the Company sold to Enron Capital and Trade Resources Corp. ("ECT") 500,000 shares of $10 Series A Cumulative Convertible Preferred Stock of the Company (the "Preferred Stock") and a warrant (the "Warrant") exercisable five years from its date of issuance for up to 925,771 shares of Common Stock of the Company at a per share exercise price of $0.002, subject to limits based on the financial performance of the Company. The 500,000 shares of Preferred Stock are convertible into 4,285,000 shares of Common Stock of the Company.

         On November 1, 2001, Manhattan Goose, L.L.C., acquired all of the outstanding shares of Preferred Stock, the Warrants, 317,069 shares of Common Stock previously issued as a dividend on the Preferred Stock and dividends accrued but unpaid. Manhattan Goose is a Utah limited liability company owned by Jay Mealey, the Chief Executive Officer, President and director of the Company, Andrew W. Buffmire, a director of the Company, Jeff Fishman and Alexander L. Searl.

         The Preferred Stock provides for the accrual of dividends at 8% per annum on its "Stated Value" of $5,000,000. Accrued dividends on the Preferred Stock may be paid in the Common Stock of the Company at the option of the holders of such stock. On February 28, 2002, Manhattan Goose requested that the Company pay $200,000 in accrued dividends through the issuance of 13,793,103 shares of Common Stock, as calculated pursuant to the designations and preferences of the Preferred Stock. In compliance with the instructions from Manhattan Goose, the Board of Directors of the Company authorized the issuance of 13,793,103 shares of Common Stock to Manhattan Goose as partial payment of the accumulated dividends on the Preferred Stock. As of March 29, 2002, this 13,793,103 shares of Common Stock issued to Manhattan Goose represented 50.3% of the outstanding Common Stock.

         The Company does not consider the increase in ownership by Manhattan Goose a change of control because Messrs. Mealey and Buffmire are currently officers and/or directors of the Company.

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ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.  Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.  Not applicable.

ITEM 8.  CHANGE IN FISCAL YEAR.  Not applicable.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CROWN ENERGY CORPORATION.


Date:   April 23, 2002                   By:   /s/ Jay Mealey
                                             ----------------------------------
                                             Jay Mealey, Chief Executive Officer

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